EXHIBIT 23.1

Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
First Fixtures, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated June 3, 2014, with respect to the financial statements of First Fixtures, Inc., in its Form S-1/A Number 3, to be filed on or about December 12, 2014. We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

/s/ Sadler Gibb, LLC

Salt Lake City, UT
December 12, 2014